EXHIBIT 23.1


         We consent to the use, in the Registration Statement on Form S-3 of Imaging3, Inc., a California corporation, of our report dated March 26, 2010, 2010 on our audit of the financial statements of Imaging3, Inc., a California corporation as of December 31, 2009 and the related statements of operations, stockholders' equity and cash flows for the period ended December 31, 2009, and the reference to us under the caption "Experts."

Very truly yours,


/s/ M&K CPAS, PLLC
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M&K CPAS, PLLC
Certified Public Accountants
November 12, 2010
Houston, Texas